Exhibit 10.24.

QUESTAR CORPORATION

DEFERRED COMPENSATION WRAP PLAN

incorporating the:

Deferred Compensation Program

401(k) Supplemental Program

Effective January 1, 2005

(as amended and restated October 28, 2008)

#1175186 v4 den

QUESTAR CORPORATION

DEFERRED COMPENSATION WRAP PLAN

 (Effective January 1, 2005)

ARTICLE 1

INTRODUCTION

1.1

Purpose.  Questar Corporation hereby establishes this DEFERRED COMPENSATION WRAP PLAN (the “Plan” or “Wrap Plan”) effective January 1, 2005, in order to provide specified benefits to a select group of management and highly compensated employees and to allow such employees to defer the receipt of compensation.  The Plan consists of a main Deferred Compensation Wrap Plan and two component Programs – the Deferred Compensation Program and the 401(k) Supplemental Program (each as described below).  The Wrap Plan contains overriding participation, election, and administrative rules; the Programs contain specific rules regarding the benefits available under the Programs.  The Plan and each of the component programs are designed to replace the Company’s prior (and now frozen) deferred compensation plans, namely the Questar Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”), the Questar Corporation Deferred Share Plan (the “Deferred Share Plan”), and the Questar Corporation Deferred Share Make-Up Plan (the “Deferred Share Make-Up Plan”), as of January 1, 2005.

1.2

Status of Plan.  This Plan and its component Programs are intended to be an unfunded, nonqualified deferred compensation arrangement for the purpose of providing deferred compensation to “a select group of management or highly-compensated employees” within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. The Plan and its component Programs are also intended to comply with Code section 409A and the regulations and guidance promulgated thereunder.  Finally, each of the component Programs is intended to qualify as a separate “plan, program, or arrangement” for purposes of 4 U.S.C. 114, thus making payments under the 401(k) Supplemental Program subject to state income tax solely of the state in which the recipient of the payment resides or is domiciled at the time payment is made.  Notwithstanding any other provision herein, this Plan and its component Programs shall be interpreted, operated and administered in a manner consistent with these intentions.

1.3

Effect of Plan.  The terms of this Plan and each of its component Programs shall govern all amounts deferred on or after January 1, 2005, including any amounts previously deferred or credited under the Deferred Compensation Plan, Deferred Share Plan, or Deferred Share Make-Up Plan (the “Predecessor Plans”) that remain unvested after December 31, 2004.

ARTICLE 2

DEFINITIONS

For purposes of the Plan and each Program established under the Plan, the following terms or phrases shall have the following indicated meanings, unless the context clearly requires otherwise:

2.1

“401(k) Supplemental Program” means the component benefit program of this Plan attached hereto as Appendix B.

2.2

“409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as defined in section 409A of the Code and the regulations thereunder, and any successor legislation or guidance that amends, supplements, or replaces same.

2.3

“Account” or “Account Balance” means, for each Participant, the account established for his or her benefit under each Program, which records the credit on the records of the Employer equal to the amounts set aside under the Program and the actual or deemed earnings, if any, credited to such account. The Account Balance, and each other specified account or sub-account, shall be a bookkeeping entry only and shall be used solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan and its component Programs.

2.4

"Affiliated Company" means the Company and any entity that is treated as the same employer as the Company under Sections 414(b), (c), (m), or (o) of the Code, any entity required to be aggregated with the Company pursuant to regulations adopted under Code section 409A, or any entity otherwise designated as an Affiliated Company by the Employer.

2.5

"Beneficiary" means that person or persons who become entitled to receive a distribution of benefits under the Plan and its component Programs in the event of the death of a Participant prior to the distribution of all benefits to which he or she is entitled.

2.6

"Code" means the Internal Revenue Code of 1986 and amendments thereto.  Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.7“Committee” means the Management Performance Committee of Questar Corporation.

2.8

"Common Stock" means the no par value common stock of the Company.

2.9

"Company" means Questar Corporation, a corporation organized and existing under the laws of the State of Utah, or its successor or successors.

2.10

"Compensation" means:

(a)

Deferred Compensation Program.  With respect to the Deferred Compensation Program an Employee's salary or wages and payments under incentive compensation plans paid by the Employer and includable in taxable income during the applicable Plan Year, but exclusive of any other forms of additional compensation such as the Employer's cost for any public or private employee benefit plan, any income recognized by the employee as a result of exercising stock options, moving expenses, the value of restricted stock granted after January 1, 2003, as signing or retention bonuses and any dividends paid on such shares, loan forgiveness, welfare benefits, and severance payments.  An Employee's Compensation for any Plan Year shall include any Elective Deferrals of the Employee under the Company's Investment Plan or other tax-qualified plans, as well as any Deferral Contributions made to this Plan.  An Employee's Compensation also shall include the amount of any reduction in Compensation for a

Plan Year agreed upon under one or more Compensation reduction agreements entered into pursuant to the Questar Corporation Cafeteria Plan and any pre-tax parking payments that are not includable in the gross income of any Employee by reason of Section 132 (f)(4) of the Code.

(b)

401(k) Supplemental Program.  For purposes of the 401(k) Supplemental Program, Compensation shall have the same meaning as in paragraph (a), above, except that it shall not include any Deferral Contributions made to the Deferred Compensation Program.

2.11

“Compensation Limit” means the annual limit of Compensation that may be taken into account for purposes of providing benefits under tax-qualified retirement plans, as specified in Section 401(a)(17) of the Code and updated from time to time.

2.12

“Deferral Contributions” means that portion of a Participant’s Compensation that is deferred by a Participant pursuant to the Programs.

2.13

“Deferred Compensation Program” means the component benefit program of this Plan attached hereto as Appendix A.

2.14

“Deferred Compensation Sub-Account” means the sub-account described in Section 5.1 of the Deferred Compensation Program.

2.15

"Disability" means a condition that renders a Participant unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.  A Participant shall not be considered to be disabled unless he furnishes proof of the existence of such disability in such form and manner as may be required by regulations promulgated under, or applicable to, Code Section 409A.

2.16

“Effective Date” means January 1, 2005.

2.17

“Eligible Employee” means any Employee that meets the eligibility requirements of Section 3.1.

2.18

"Employee" means any individual that is among a select group of management or highly compensated employees of an Employer.

2.19

"Employer" means the Company and each Affiliated Company that consents to the adoption of the Plan.

2.20

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.21

"Fair Market Value" means the closing benchmark price of the Company's Common Stock as reported on the composite tape of the New York Stock Exchange for any given valuation date, or if such date is not a trading day, the next preceding trading day.

2.22

“Investment Plan” means the Questar Corporation Employee Investment Plan, as amended from time to time, or any successor plan.

2.23

“Key Employee” means a “specified employee” defined in Code Section 409A(a)(2)(B)(i) and relevant guidance issued thereunder.

2.24

“Key Employee Distribution Date” means the date that is six (6) months after the date of a Key Employee’s Separation from Service.

2.25

“Matching Contributions” means Employer contribution amounts credited to Participants under the Deferred Compensation Program and 401(k) Supplemental Program in addition to (and made on account of) the Participants’ Deferral Contributions under such Programs.

2.26

“Matching Contribution Sub-Account” means the sub-account described in Section 5.1 of the Deferred Compensation Program.

2.27

"Participant" means any individual who has commenced participation in the Plan and its component Programs in accordance with Article 3.

2.28

“Participating Deferral Sub-Account” means the sub-account described in Section 5.1 of the Deferred Compensation Program.

2.29

"Plan" or “Wrap Plan” has the meaning set forth in Section 1.1.

2.30

"Plan Year" means the fiscal year of the Plan, which shall be the calendar year.

2.31

“Predecessor Plans” has the meaning set forth in Section 1.3.

2.32

“Program” means the Deferred Compensation Program and the 401(k) Supplemental Program, or either of them, as the context may require.

2.33

“Separation from Service” means a termination of employment as provided under Code section 409A and the regulations promulgated thereunder, as such may be amended, supplemented or replaced.

ARTICLE 3

ELIGIBILITY; PARTICIPATION

3.1

Eligibility.  Eligibility to participate in the Plan shall be determined as follows:

(a)

Any Employee who was an active participant in any of the Predecessor Plans as of December 31, 2004 shall be eligible to participate in this Plan and all of its component Programs as of the Effective Date.

(b)

Any Employee who was not an active participant in any of the Predecessor Plans as of December 31, 2004 shall become eligible to participate in this Plan on the earliest to occur of:

(i)

the date the Employee first becomes an officer of an Employer, in which case the Employee shall be immediately eligible to participate in the 401(k) Supplemental Program and is eligible to participate in the Deferred Compensation Program beginning the first day of the next Plan Year.

(ii)

the date the Employee first receives Compensation in any Plan Year equal to the Compensation Limit, in which case the Employee shall be eligible immediately to participate in the 401(k) Supplemental Program, but shall not be eligible to participate in the Deferred Compensation Program until the first day of the next Plan Year.

(iii)

the date selected by the Committee for the Employee to be eligible to participate in the Plan, in which case the Employee shall be eligible to participate in all of the Plan’s component Programs as of the date selected by the Committee.  If such Employee is not an officer of an Employer or has not received Compensation in any Plan Year equal to the Compensation Limit, then such Employee must be nominated by his or her Employer as eligible to participate in the Plan and approved by the Committee.

3.2

Enrollment and Commencement of Deferrals.  Except as provided below with regard to automatic enrollment in the 401(k) Supplemental Program, each new Eligible Employee who wishes to make Deferral Contributions must timely complete, execute, and return to the Committee such election forms or other enrollment materials as the Committee requires.  Such enrollment requirements must be completed:

(a) in the case of an Eligible Employee who first becomes eligible to participate as of the first day of a Plan Year, on or prior to December 31st of the prior Plan Year or such other earlier date as the Committee establishes in its sole and absolute discretion.

(b) in the case of an Eligible Employee who first becomes eligible to participate after the first day of a Plan Year, within thirty (30) days after the date the Eligible Employee first becomes eligible to participate, or such other earlier date as the Committee establishes in its sole and absolute discretion.

If an Eligible Employee fails to timely complete the election forms or other enrollment materials, the Eligible Employee shall be automatically enrolled in the 401(k) Supplemental Program in accordance with the deemed deferral elections set forth in Section 4, but shall not be enrolled in the Deferred Compensation Program until the first day of the first Plan Year beginning after the date he or she completes and returns the enrollment materials to the Committee.

3.3

Failure of Eligibility.  If the Committee determines, in its sole and absolute discretion, that any Participant no longer qualifies as a member of a select group of management or highly compensated employees of the Employer, the Participant shall cease active participation in this Plan and all contributions to the Plan by or on behalf of the Participant shall cease.  The Committee’s determination shall be final and binding on all persons.

ARTICLE 4

ELECTIONS

4.1

Elections, General

(a)

First Year of Plan Participation.  In connection with a Participant's enrollment in the Plan pursuant to Section 3.2, the Participant shall make an irrevocable election to defer (or not to defer) Compensation in accordance with the terms of the component Programs for which he is eligible, which election shall apply to the year in which the Participant commences participation.  Such election shall apply solely to Compensation to be paid with respect to services performed on or after his or her enrollment, except to the extent permissible under Code Section 409A and guidance thereunder.  The Participant’s deferral election shall continue to apply for all succeeding Plan Years unless and until revoked or modified pursuant to Section 4.1(b), below. If the Participant fails to complete and return timely the enrollment materials in accordance with Section 3.2, then the Participant shall be deemed to have elected to make the Deferral Contributions permitted under the 401(k) Supplemental Program.

In connection with a Participant's enrollment in the Plan pursuant to Section 3.2, the Participant shall also make the following elections with respect to each Program under the Plan:

(i)

Deferred Compensation Program.  If eligible to participate in the Deferred Compensation Program for the year in which the Participant commences participation under the Plan, the Participant shall make an irrevocable election (from the options available under Section 6, below) as to the time and form of payment of any Deferral or Matching Contributions credited to his or her Account Balance under the Deferred Compensation Program for such year (including earnings thereon).  If the Participant fails to make an election as to the time and form of payment, or if the Participant’s election does not meet the requirements of Code Section 409A and related Treasury guidance or regulations, the Participant shall be deemed to have elected to receive a lump sum distribution as soon as legally and administratively practicable following the earliest to occur of the Participant’s (A) Separation from Service, (B) Disability, or (C) death.  The Participant’s election (or deemed election) shall continue to apply for succeeding years unless and until the election is modified pursuant to Section 4.1(b), below.  Any such modification shall apply prospectively only and shall not apply to Deferral or Matching Contributions previously credited under the Program (or any earning thereon).

(ii)

401(k) Supplemental Program.  The Participant shall make an irrevocable election as to the time and form of payment of all amounts credited to his or her Account Balance under the 401(k) Supplemental Program from the options available under Section 6, below.  Such election shall be irrevocable and shall apply to the Participant’s entire Account Balance under the Program, including all amounts deferred in subsequent Plan Years and any related earnings.  If the Participant fails to make an election as to the time and form of payment, or if the Participant’s election does not meet the requirements of Code Section 409A and related Treasury guidance or regulations, the Participant shall be deemed to have elected to receive a lump sum distribution as soon as legally and administratively practicable following the earliest to occur of the Participant’s (A) Separation From Service, (B) Disability, or (C) death.

(b)

Subsequent Plan Years.  For each succeeding Plan Year, the Participant may, prior to December 31st of the immediately preceding Plan Year (or such earlier deadline as is established by the Committee in its sole discretion):

(i)

make an initial deferral election under the Deferred Compensation Program or modify or revoke his or her existing deferral elections under either or both of the Programs.  All such elections shall be made in accordance with the terms of the Programs and shall remain in effect for subsequent Plan Years unless timely revoked or modified by the Participant in accordance with this Section.

(ii)

make an initial election under the Deferred Compensation Program or modify his or her existing election under the Deferred Compensation Program as to the time and form of payment of any future Deferral or Matching Contributions credited to his or her Account Balance under such Program (and related earnings).  Such election shall be made in accordance with the terms of the Deferred Compensation Program and Section 6, below, and shall remain in effect for subsequent Plan Years unless and until timely modified by the Participant in accordance with this Section.  Any such modification shall apply prospectively only and shall not apply to Deferral or Matching Contributions previously credited under the Program (or any earning thereon).

Any election(s) made in accordance with this Section shall be irrevocable; provided, however, that if the Committee requires Participants to make a deferral election for “performance-based compensation” or “compensation subject to a substantial risk of forfeiture” by the deadline(s) described above, it may, in its sole discretion, and in accordance with Code Section 409A and related Treasury guidance or regulations, permit a Participant to subsequently change his or her elections for such Compensation no later than the deadlines established by the Committee pursuant to Section 4.1(c) or 4.1(d), below.

(c)

Performance-Based Compensation.  The Committee may, in its sole discretion, determine that an irrevocable deferral election pertaining to “performance-based compensation” based on services performed over a period of at least twelve (12) months, may be made no later than six (6) months before the end of the performance service period.  “Performance-based compensation” shall be Compensation, the payment or amount of which is contingent on pre-established organizational or individual performance criteria, which satisfies the requirements of Code Section 409A and related Treasury guidance or regulations.  In order to be eligible to make a deferral election for performance-based compensation, a Participant must perform services continuously from a date no later than the date upon which the performance criteria for such Compensation are established through the date upon which the Participant makes a deferral election for such Compensation.  In no event shall an election to defer performance-based compensation be permitted after such Compensation has become both substantially certain to be paid and readily ascertainable.

(d)

Compensation Subject to Risk of Forfeiture.  With respect to compensation (i) to which a Participant has a legally binding right to payment in a subsequent year, and (ii) that is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least twelve (12) months from the date the Participant obtains the legally binding right, the Committee may, in its sole discretion, determine that an irrevocable deferral election for such compensation may be made no later than the 30th day after the Participant obtains the legally binding right to the compensation, provided that the election is made at least twelve (12) months in advance of the earliest date at which the forfeiture condition could lapse.

4.2

409A Transition Elections.  Notwithstanding the required deadline for the submission of an election as to the time and form of payment (as set forth in Section 4.1), the Committee may, as permitted by Code Section 409A and related Treasury guidance or regulations, provide a limited period in which Participants may make new distribution elections, which limited period shall in all events expire on December 31, 2008.  Any election as to the time and form of payment made in accordance with the requirements established by the Committee, pursuant to this section, shall not be treated as a change in the form or timing of a Participant’s benefit payment for purposes of Code Section 409A or the Plan.

The Committee shall interpret all provisions relating to an election submitted in accordance with this section in a manner that is consistent with Code Section 409A and related Treasury guidance or regulations.  If any distribution election submitted prior to December 31, 2006 in accordance with this section either (i) relates to payments that a Participant would otherwise receive in 2006, or (ii) would cause payments to be made in 2006, such election shall not be effective.  If any distribution election submitted on or after January 1, 2007 and prior to December 31, 2007 in accordance with this section either (i) relates to payments that a Participant would otherwise receive in 2007, or (ii) would cause payments to be made in 2007, such election shall not be effective.  If any distribution election submitted on or after January 1, 2008 and prior to December 31, 2008 in accordance with this section either (i) relates to payments that a Participant would otherwise receive in 2008, or (ii) would cause payments to be made in 2008, such election shall not be effective.  If any distribution election submitted on or after January 1, 2008 and prior to December 31, 2008 in accordance with this section either (i) relates to payments that a Participant would otherwise receive in 2008, or (ii) would cause payments to be made in 2008, such election shall not be effective.

4.3

Election Forms.  All elections shall be made on forms prepared by the Committee and must be dated, signed, and filed with the Company's Vice President of Human Resources in order to be valid.

ARTICLE 5

ACCOUNT STATEMENTS

At least once a year within 60 days after the end of each Plan Year, a statement shall be sent to each Participant listing his or her Account Balance for each Program as of the last day of the Plan Year.  The statement shall also include the Deferral Contributions made by the Participant to each Program for the Plan Year, along with any Matching Contributions credited to the Participant’s Account Balances and the investment gains or losses (including reinvested dividends) credited during the Plan Year.  Such information shall be reflected on a payroll by payroll basis.

ARTICLE 6

DISTRIBUTIONS

6.1

Permissible Times and Forms of Payments.  A Participant may elect to receive his or her Account under the Deferred Compensation Program (or relevant portion thereof), or his or her Account under the 401(k) Supplemental Program at the following times and in the following forms, provided, however, that the Participant’s Account must be distributed in full within five years of the Participant’s Distribution Event set forth below:

(a)

Time of Distribution.  The Participant may elect to receive a distribution on (or as soon thereafter as administratively feasible), or at a designated anniversary date following, the first to occur of a Participant’s Disability, Separation from Service, or death (“Distribution Event”).

(b)

Form of Distribution.  A Participant may elect to receive a distribution of his or her Account (or any relevant portion of his or her Account under the Deferred Compensation Program) in any of the following forms:

(i)

a single lump sum.

(ii)

up to four (4) annual installments.

6.2

409A Change in Control.  Notwithstanding any election made by the Participant, in the event of a 409A Change in Control, all amounts then credited to the Participant's Account shall be distributed to him in a single lump sum within 60 days following the 409A Change in Control.

6.3

Calculation of Distributions.

(a)

Lump Sum.  All lump sum distributions shall be based on the value of the Participant’s Account (or the portion thereof being distributed) as of the last day of the calendar month preceding the payment date.

(b)

Installment Distributions.  Under an installment payout, the Participant's first installment shall be equal to a fraction of the balance credited to his or her Account (or the portion of his or her account to be paid in installments) as of the last day of the calendar month preceding such payment, the numerator of which is one and the denominator of which is the total number of installments selected.  The amount of each subsequent payment shall be a fraction of the balance in the Participant's Account (or the portion of his or her account to be paid in installments) as of the last day of the calendar month preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.

6.4

Key Employees.  In the event a Participant is a Key Employee, distribution on account of the Key Employee’s Separation from Service cannot commence before the Key Employee Distribution Date.  In such event, any and all payments that would otherwise be made to the Participant prior to the Key Employee Distribution Date shall be delayed until the Key Employee Distribution Date and paid on such date or as soon thereafter as is administratively feasible.  This paragraph shall not apply to any payments that would otherwise be (and are) made on or after the Key Employee Distribution Date.

6.5

Method of Payment.  All payments shall be made in cash.

ARTICLE 7
ADMINISTRATION

7.1

Committee to Administer and Interpret Plan and Component Programs.  The Committee shall administer the Plan and its component Programs and shall have all discretion and power necessary for that purpose.  The Committee shall have the discretion, authority, and power to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and its component Programs and (ii) decide or resolve any and all questions as may arise in connection with this Plan and its component Programs, including interpretations of the Plan and its component Programs and determinations of eligibility to participate and to receive distributions under the Plan and its component Programs.  Any individual serving on the Committee shall not vote or act on any matter relating solely to himself.  When making a determination or calculation, the Committee shall be entitled to rely on information supplied by a Participant, Beneficiary, or the Employer, as the case may be.  The Committee shall maintain all records of the Plan and its component Programs.

7.2

Agents.  In the administration of this Plan and its component Programs, the Committee may, from time to time, employ agents (including officers and other employees of the Company) and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company.

7.3

Binding Effect of Decisions.  The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and its component Programs and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan and its component Programs.

7.4

Indemnity of Committee.  The Company shall indemnify and hold harmless the members of the Committee and any employee to whom duties of the Committee may be delegated against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan and its component Programs, except in the case of willful misconduct by the Committee, any of its members, or any such employee.

7.5

Employer Information.  To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Disability (as defined above), death or Separation from Service of a Participant, and such other pertinent information as the Committee may reasonably require.

7.6

Agent for Legal Process.  The Committee shall be agent of the Plan and its component Programs for service of all legal process.

ARTICLE 8

CLAIMS PROCEDURE

8.1

Filing a Claim.  All claims under this Plan and its component Programs shall be filed in writing by the Participant, his or her Beneficiary, or the authorized representative of either, by completing the procedures that the Committee requires.  The procedures shall be reasonable and may include the completion of forms and the submission of documents and additional information.  All claims shall be filed in writing with the Committee according to the Committee’s procedures no later than one year after the occurrence of the event that gives rise to the claim.  If the claim is not filed within the time described in the preceding sentence, the claim shall be barred.

8.2

Review of Initial Claim.

(a)

Initial Period for Review of the Claim.  The Committee shall review all materials and shall decide whether to approve or deny the claim.  If a claim is denied in whole or in part, written notice of denial shall be furnished by the Committee to the claimant within a reasonable time after the claim is filed but not later than ninety (90) days after the Committee receives the claim. The notice shall set forth the specific reason(s) for the denial, reference to the specific Plan or Program provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation of why such material or information is necessary, and a description of the Plan’s review procedures, including the applicable time limits and a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following a denial of the appeal.

(b)

Extension.  If the Committee determines that special circumstances require an extension of time for processing the claim, it shall give written notice to the claimant and the extension shall not exceed ninety (90) days.  The notice shall be given before the expiration of the ninety (90) day period described in Section 8.2(a) above and shall indicate the special circumstances requiring the extension and the date by which the Committee expects to render its decision.

8.3

Appeal of Denial of Initial Claim.  The claimant may request a review upon written application, may review pertinent documents, and may submit issues or comments in writing.  The claimant must request a review within a reasonable period of time prescribed by the Committee.  In no event shall such a period of time be less than sixty (60) days.

8.4

Review of Appeal.

(a)

Initial Period for Review of the Appeal.  The Committee shall conduct all reviews of denied claims and shall render its decision within a reasonable time, but not to exceed sixty (60) days from the receipt of the appeal by the Committee. The claimant shall be notified of the Committee’s decision in a notice, which shall set forth the specific reason(s) for the denial, reference to the specific Plan or Program provisions on which the denial is based, a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claimant’s claim, and a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following a denial of the appeal.

(b)

Extension.  If the Committee determines that special circumstances require an extension of time for reviewing the appeal, it shall give written notice to the claimant and the extension shall not exceed sixty (60) days.  The notice shall be given before the expiration of the sixty (60) day period described in Section 8.4(a) above and shall indicate the special circumstances requiring the extension and the date by which the Committee expects to render its decision.

8.5

Form of Notice to Claimant.  The notice to the claimant shall be given in writing or electronically and shall be written in a manner calculated to be understood by the claimant.  If the notice is given electronically, it shall comply with the requirements of Department of Labor Regulation § 2520.104b-1(c)(1)(i), (iii), and (iv).

8.6

Discretionary Authority of Committee.  The Committee shall have full discretionary authority to determine eligibility, status, and the rights of all individuals under the Plan and its component Programs, to construe any and all terms of the Plan and its component Programs, and to find and construe all facts.

ARTICLE 9

AMENDMENT AND TERMINATION OF PLAN

The Board may at any time amend, modify, or terminate this Plan and its component Programs; provided, however, that no such amendment may reduce any Participant’s Account Balances under the Plan or any component Program as it existed prior to the date of such amendment or termination.  Notwithstanding the foregoing, the Company may, in its sole discretion, amend the Plan and its component Programs without the consent of a Participant or his or her Beneficiary (even if such amendment is adverse to their interests and/or benefit under the Plan or its component Programs) to the minimum extent necessary to meet the requirements of Code Section 409A.

ARTICLE 10

MISCELLANEOUS

10.1

Source of Payments.  Each participating Employer will pay all benefits for its Employees arising under this Plan and its component Programs, and all costs, charges and expenses relating to such benefits, out of its general assets.

10.2

No Assignment or Alienation.

(a)

General.  Except as provided in subsection (b) below, the benefits provided for in this Plan and its component Programs shall not be anticipated, assigned (either at law or in equity), alienated, or be subject to attachment, garnishment, levy, execution or other legal or equitable process.  Any attempt by any Participant or any Beneficiary to anticipate, assign or alienate any portion of the benefits provided for in this Plan or its component Programs shall be null and void.

(b)

Exception: QDRO.  The restrictions of subsection (a) shall not apply to a distribution to an “alternate payee” (as defined in Code section 414(p)) pursuant to a “qualified domestic relations order” (“QDRO”) within the meaning of Code section 414(p)(11).  The Committee shall have the discretion, power, and authority to determine whether a domestic relations order is a QDRO.  Upon a determination that an order is a QDRO, the Committee shall direct the Employer to distribute to the alternate payee or payees named in the QDRO as directed by the QDRO.

10.3

Beneficiaries.  A Participant shall have the right, in accordance with forms and procedures established by the Committee, to designate one or more beneficiaries to receive some or all amounts payable under each of the component Programs after the Participant’s death.  The Participant need not designate the same Beneficiary for each Program under the Plan.  In the absence of an effective beneficiary designation, all payments shall be made to the beneficiary designated by the Participant (or deemed by law to be designated) under the terms of the Investment Plan.

10.4

No Creation of Rights.  Nothing in this Plan or its component Programs shall confer upon any Participant the right to continue as an Employee of an Employer.  The right of a Participant to receive a cash distribution shall be an unsecured claim against the general assets of his or her Employer.  Nothing contained in this Plan or its component Programs nor any action taken hereunder shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Company and the Participants, Beneficiaries, or any other persons.  All Accounts under the Plan and its component Programs shall be maintained for bookkeeping purposes only and shall not represent a claim against specific assets of any Employer.

10.5

Furnishing Information.  A Participant or his or her Beneficiary shall cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and its component Programs and the payment of benefits thereunder.

10.6

Payments to Incompetents.  If the Committee determines in its discretion that a benefit under this Plan or any of its component Programs is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of his or her property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person.  The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit.  Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan and its component Programs for such payment amount.

10.7

Court Order.  The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party.

10.8

Code Section 409A Savings Clause.  It is the intent of the Company that all payments and benefits under this Plan be made in accordance with Code Section 409A or an exception thereto.  To the extent that any payment or benefit would violate Code Section 409A the Committee shall delay or restructure such payment or benefit to the minimum extent necessary to avoid the application of Code Section 409A.

10.9

Attorney Fees; Interest.  The Company agrees to pay as incurred, to the full extent permitted by law, and in accordance with Section 409A, all legal fees and expenses which a Participant may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Participant, or others following a Change in Control regarding the validity or enforceability of, or liability under, any provision of this Plan or any guarantee of performance thereof (including as a result of any contest by the Participant about the amount of any payment pursuant to this Plan), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.  The foregoing right to legal fees and expenses shall not apply to any contest brought by a Participant (or other party seeking payment under the Plan) that is found by a court of competent jurisdiction to be frivolous or vexatious.

10.10

Distribution in the Event of Taxation.  If, for any reason, all or any portion of a Participant’s benefits under this Plan or any of its component Programs becomes subject to federal income tax with respect to the Participant prior to receipt, a Participant may petition the Committee for a distribution of that portion of his or her benefit that has become taxable, or such lesser amount as may be permitted by Section 409A.  Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit or such lesser amount as may be permitted by Section 409A (which amount shall not exceed a Participant’s unpaid Account Balances).  If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant’s petition is granted.  Such a distribution shall affect and reduce the benefits to be paid under this Plan and its component Programs.  Any distribution under this Section 10.10 must meet the requirements of Section 409A and related Treasury guidance or Regulations.

10.11

Governing Law.  To the extent not preempted by federal law, this Plan and its component Programs shall be governed by the laws of the State of Utah, without regard to conflicts of law principles.

Dated this ______ day of ______________, 2008.

QUESTAR CORPORATION

By:_______________________________________

Keith O. Rattie

Chairman, President & CEO

Exhibit A

DEFERRED COMPENSATION PROGRAM

a component Program of the

Questar Corporation  Deferred Compensation Wrap Plan

QUESTAR CORPORATION

DEFERRED COMPENSATION PROGRAM

ARTICLE 1

INTRODUCTION

1.1

Establishment of Program.  The Company hereby establishes this Deferred Compensation Program under the Wrap Plan, effective as of January 1, 2005.  The Deferred Compensation Program is designed to replace both the Company’s frozen Deferred Compensation Plan and Deferred Share Plan, and any amounts previously credited under the Deferred Share Plan that remain unvested after December 31, 2004 shall be accounted for under the terms of this Program.

1.2

Purpose.  The purposes of this Program are (i) to provide eligible Employees with the opportunity to defer receipt of up to a specified portion of their annual Compensation in order to reduce current taxable income and to provide for future retirement needs, and (ii) to provide a benefit to each Participant approximately equal to the benefit he would have received under the Investment Plan if the Participant did not elect to defer Compensation under this Program but instead contributed an applicable portion of such amount to the Investment Plan.

ARTICLE 2

PARTICIPATION; ELECTIONS

2.1

Participation.  Each Eligible Employee shall participate in the Deferred Compensation Program at the time set forth in Article 3 of the Wrap Plan.

2.2

Elections.  Each Participant shall make elections with regard to the deferral of Compensation and the time and form of payments under the Program in accordance with Article 4 of the Wrap Plan.

ARTICLE 3

DEFERRAL CONTRIBUTIONS

Each Plan Year, a Participant, if choosing to defer Compensation under the Program for such Plan Year, must defer a minimum of $5,000 and may defer up to a maximum of 50% of his or her Plan Year Compensation.

ARTICLE 4

MATCHING CONTRIBUTIONS

4.1

Amount of Matching Contributions.  A Participant who makes Deferral Contributions to this Program for a Plan Year shall be entitled to a Matching Contribution on six percent of the Deferral Contributions for that Plan Year.  The Matching Contribution shall be determined on the same basis as matching contributions are determined for the Investment Plan for that Plan Year and substituting the Deferral Contributions made pursuant to this Program as the Participant’s “Compensation” under the Investment Plan.

4.2

Vesting.  A Participant shall be vested in the portion of his or her Account attributable to Matching Contributions to the same extent as such Participant is vested in any matching contributions under the Investment Plan.

ARTICLE 5

ACCOUNTS; DEEMED INVESTMENTS

5.1

Accounts.  The Committee shall establish an Account for each Participant with at least three sub-accounts as follows:

(a)

a Deferred Compensation Sub-Account which shall reflect all annual Deferral Contributions made by the Participant, minus amounts placed in the Participating Deferral Sub-Account, together with any adjustments for income, gain or loss and any payments from such sub-account as provided herein;

(b)

a Participating Deferral Sub-Account which shall reflect the portion of the annual Deferral Contributions made by the Participant for which the Participant receives a Matching Contribution under this Program, together with any adjustments for income, gain or loss and any payments from such sub-account as provided herein; and

(c)

a Matching Contribution Sub-Account which shall reflect all Company Matching Contributions made under the Program, together with any adjustments for income, gain or loss and any payments from such sub-account as provided herein.

The Committee shall establish such other sub-accounts as it deems necessary or desirable for the proper administration of this Program.  Amounts deferred by a Participant under this Program shall be credited to the Participant’s Account and relevant sub-account as soon as administratively practicable after the amounts would have otherwise been paid to the Participant.

5.2

Status of Accounts.  Accounts and sub-accounts established hereunder shall be  record-keeping devices utilized for the sole purpose of determining benefits payable under this Program, and will not constitute a separate fund of assets but shall continue for all purposes to be part of the general, unrestricted assets of the Employer, subject to the claims of its general creditors.

5.3

Deemed Investment of Amounts Deferred.

(a)

Participating Deferral and Matching Contribution Sub-Account.  The Participant’s Participating Deferral and Matching Contribution Sub-Account shall be deemed invested in shares of Common Stock purchased at Fair Market Value on the date(s) on which the Deferral Contributions or Matching Contributions are credited to the Participant’s Account.  In addition, the Participant's Participating Deferral and Matching Contribution Sub-Account shall be credited on a quarterly basis with an amount equal to the dividends that would have become payable during the deferral period if actual purchases of Common Stock had been made, with such dividends accounted for as if invested in Common Stock as of the payable date for such dividends.  Any credited shares treated as if they were purchased with dividends shall be deemed to have been purchased at Fair Market Value on the dividend payment date.

(b)

Deferred Compensation Sub-Account. In connection with his or her enrollment in the Program, a Participant may elect to have earnings, gains, or losses with respect to his or her Deferred Compensation Sub-Account calculated based on the deemed investment alternatives below, in increments of 25%, 50%, 75%, or 100%.  In the event the Participant fails to make an election regarding the deemed investment of his or her Deferred Compensation Sub-Account, the Participant shall be deemed to have elected to invest 100% of his or her Deferred Compensation Sub-Account in the Common Stock Option (as described below).  The Participant’s investment election shall continue in effect unless and until modified by the Participant.  Any such modification shall apply prospectively only and shall not apply to amounts previously deferred under this Program (and related earnings).  Any such modification must be made effective as of the first day of a Plan Year, and must be made prior to the first day of such Plan Year.

(a)

Common Stock Option.  Any portion of the Deferred Compensation Sub-Account deemed invested under this option (the “Common Stock Option”) shall be accounted for as if invested in shares of Common Stock purchased at Fair Market Value on the date on which a Deferral Contribution is credited to the Participant’s Account.  The Participant's Deferred Compensation Sub-Account shall be credited on a quarterly basis with an amount equal to the dividends that would have become payable during the deferral period if actual purchases of Common Stock had been made, with such dividends accounted for as if invested in Common Stock as of the payable date for such dividends.  Any credited shares treated as if they were purchased with dividends shall be deemed to have been purchased at Fair Market Value on the dividend payment date.

(b)

Treasury Note Option.  Any portion of the Deferred Compensation Sub-Account deemed invested under this option (the “Treasury Note Option”) shall be credited with interest at a monthly rate calculated by dividing by 12 the sum of 100 basis points plus the rate for the appropriate 10-Year Treasury Note as quoted in the Wall Street Journal under “Consumer Savings Rates” on the Thursday closest to the end of the month or other published source of such rates as identified by Questar Corporation’s Treasury department.  The appropriate 10-Year Treasury Note shall be the Note that is the closest (in terms of months) to the date on which the interest is credited.  The interest deemed to be credited to each Deferred Compensation Sub-Account shall be based on the amount credited to such Account at the beginning of each particular month.

ARTICLE 6

DISTRIBUTIONS

All distributions of a Participant’s Account under this Program shall be made in accordance with the Participant’s election(s) (or deemed election(s)) under Article 4 of the Wrap Plan.

Exhibit B

401(k) SUPPLEMENTAL PROGRAM

a component Program of the

Questar Corporation  Deferred Compensation Wrap Plan

QUESTAR CORPORATION

401(k) SUPPLEMENTAL PROGRAM

ARTICLE 1

INTRODUCTION

1.1

Establishment of Program.  The Company hereby establishes this 401(k) Supplemental Program under the Wrap Plan, effective as of January 1, 2005.  The 401(k) Supplemental Program is designed to replace the Company’s frozen Deferred Share Make-Up Plan, and any amounts previously deferred or credited under the Deferred Share Make-Up Plan that remain unvested after December 31, 2004 shall be accounted for under the terms of this Program.

1.2

Purpose.  The purpose of this supplemental Program is to provide a benefit to an Employee approximately equal to the benefit he would have received under the Investment Plan if the Compensation Limit were inapplicable.

ARTICLE 2

PARTICIPATION; ELECTIONS

2.1

Participation.  Each Eligible Employee shall participate in the 401(k) Supplemental Program at the time set forth in Article 3 of the Wrap Plan.

2.2

Elections.  Each Participant shall make elections with regard to the deferral of Compensation and the time and form of payments under this Program in accordance with Article 4 of the Wrap Plan.

ARTICLE 3

DEFERRAL CONTRIBUTIONS

Each Plan Year, a Participant choosing to defer Compensation under this Program must defer 6% of his or her Plan Year Compensation in excess of the Compensation Limit.

ARTICLE 4

MATCHING CONTRIBUTIONS

4.1

Amount of Matching Contributions.  A Participant who makes Deferral Contributions to this Program for a Plan Year shall be entitled to a Matching Contribution for such Plan Year in an amount determined on the same basis as matching contributions are determined for the Investment Plan, except that such Matching Contribution shall be based solely on Compensation in excess of the Compensation Limit.

4.2

Vesting.  A Participant shall be vested in the portion of his or her Account attributable to Matching Contributions to the same extent as such Participant is vested in any matching contributions under the Investment Plan.

ARTICLE 5

ACCOUNTS; DEEMED INVESTMENTS

5.1

Accounts.  The Committee shall establish an Account and sub-accounts for each Participant as are necessary for the proper administration of this 401(k) Supplemental Program.  Such Accounts shall reflect Deferrals Contributions and Matching Contributions made by or on behalf of the Participant, together with any adjustments for income, gain or loss and any payments from the Account as provided herein.  Deferral Contributions and related Matching Contributions shall be credited to the Participant’s Account as soon as administratively practicable after the Deferral Contribution would have otherwise been paid to the Participant.

5.2

Status of Accounts.  Accounts and sub-accounts established hereunder shall be  record-keeping devices utilized for the sole purpose of determining benefits payable under this Program, and will not constitute a separate fund of assets but shall continue for all purposes to be part of the general, unrestricted assets of the Employer, subject to the claims of its general creditors.

5.3

Deemed Investment in Company Stock.  The Participant’s Account shall be deemed invested in shares of Common Stock purchased at Fair Market Value on the date(s) on which the Deferral Contributions or Matching Contributions are credited to the Participant’s Account.  In addition, the Participant's Account shall be credited on a quarterly basis with an amount equal to the dividends that would have become payable during the deferral period if actual purchases of Common Stock had been made, with such dividends accounted for as if invested in Common Stock as of the payable date for such dividends.  Any credited shares treated as if they were purchased with dividends shall be deemed to have been purchased at Fair Market Value on the dividend payment date.

ARTICLE 6

DISTRIBUTIONS

All distributions of a Participant’s Account under this Program shall be made in accordance with the Participant’s election(s) (or deemed election(s)) under Article 4 of the Wrap Plan.